                                                                    EXHIBIT 4.7

                            CERTIFICATE OF MERGER OF
                         NETPHONIC COMMUNICATIONS, INC.
                                      INTO
                               GENERAL MAGIC, INC.


     Pursuant to Section 251 of the Delaware General Corporation Law (the "DGCL"), General Magic, Inc., a Delaware corporation, hereby certifies as set forth below:

     The name and state of incorporation of each of the constituent corporations of the merger is as follows:

          Name                                    State of Incorporation
          ----                                    -----------------------
          NetPhonic Communications, Inc.          Delaware
          General Magic, Inc.                     Delaware

     An agreement and plan of reorganization (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the DGCL.

     General Magic, Inc. is the surviving corporation of the merger (the "Surviving Corporation").

     The Certificate of Incorporation of General Magic, Inc. in effect immediately prior to the effective time, shall be the Amended and Restated Certificate of Incorporation of the Surviving Corporation.

     The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation at 420 North Mary Avenue, Sunnyvale, CA 94086.

     A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

     The merger shall become effective immediately upon the filing of this certificate with the Secretary of State of Delaware in accordance with Sections 251 and 103 of the DGCL.

     This certificate of merger has been executed, acknowledged and attested on March 6, 1998.

                                       GENERAL MAGIC, INC.



                                       By: /s/  James P. McCormick
                                           -------------------------------------
                                           James P. McCormick, Vice President,
                                           Finance and Administration